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        Registration No. 333-

As filed with the Securities and Exchange Commission on July 10, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NTL CABLE PLC*
(Exact Name of Registrant as Specified in Its Charter)
* And the Guarantors listed below

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-0425095 (I.R.S. Employer Identification No.)

NTL House
Bartley Wood Business Park
Hook, Hampshire RG27 9UP
United Kingdom
+44 (0) 1256 752000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Bryan H. Hall
Secretary and General Counsel
NTL Incorporated
909 Third Avenue, Suite 2863
New York, New York 10022
(212) 906-8440
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Timothy E. Peterson
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London, EC1Y 1AX
United Kingdom
Tel: +44 (0) 20 7972 9600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
NTL Incorporated	Delaware	59-3778427
NTL:Telewest LLC	Delaware	20-5117579
NTL Holdings Inc.	Delaware	52-1822078
NTL (UK) Group, Inc.	Delaware	13-3730355
NTL Communications Limited	England and Wales	Not applicable
NTL Investment Holdings Limited	England and Wales	Not applicable

2

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered*	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee

Debt Securities, Guarantees of Debt Securities	(1)	(1)	(1)	$0(2)(3)
(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a "pay-as-you-go basis."

(3)
Debt securities issued by NTL Cable PLC will be accompanied by Guarantees by NTL Incorporated, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited and NTL Investment Holdings Limited. No additional consideration will be received for the guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of the debt securities.

*
Please note that additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.

3

PROSPECTUS

NTL CABLE PLC
Debt Securities
 Fully and Unconditionally Guaranteed by NTL Incorporated

        By this prospectus, we may offer debt securities of NTL Cable PLC. NTL Incorporated will fully and unconditionally guarantee the payment obligations of the debt securities of NTL Cable PLC issued under this prospectus. In addition, the payment obligations of the debt securities of NTL Cable PLC will be guaranteed by NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited and NTL Investment Holdings Limited. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus is dated July 10, 2006

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell debt securities in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

        On March 3, 2006, NTL Holdings Inc. (formerly known as NTL Incorporated) merged with a subsidiary of NTL Incorporated (formerly known as Telewest Global, Inc.). The merger has been accounted for as a reverse acquisition in which NTL Holdings Inc. is treated as the accounting acquirer, primarily because NTL Holdings Inc. shareholders owned approximately 75% of the common stock upon completion of the merger. Immediately following the merger, the name of the registrant was changed from "Telewest Global, Inc." to "NTL Incorporated". As a result, the historical financial statements of NTL Holdings Inc. became the historical financial statements of NTL Incorporated as of the completion of the merger. Therefore, the results for the quarter ended March 31, 2005 reflect the operations and cash flows of NTL Holdings Inc. only and the balance sheet at December 31, 2005 reflects the financial position of NTL Holdings Inc. only. The results of operations and cash flows for Telewest, the acquired company for accounting purposes, are included in the consolidated financial statements from March 3, 2006, the date on which the merger was completed.

        As used in this prospectus, all references to the "Company", "NTL", the "Registrant", "we", "us" and "our," and all similar references are to NTL Incorporated and all of its consolidated subsidiaries (including NTL Cable PLC), unless otherwise stated or the context otherwise requires. References to "Telewest" are to Telewest Global, Inc. prior to the merger of NTL Holdings Inc. into a subsidiary of Telewest Global Inc.

i

Where you can find more information

        NTL is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, NTL files periodic reports and other information with the SEC. You may read and copy any document that NTL files at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus. In addition, copies of documents filed by NTL with the SEC are also available without charge by contacting NTL by writing or telephoning their offices of Investor Relations:

NTL Incorporated
909 Third Avenue, Suite 2863
New York, New York 10022
United States
Attention: Investor Relations
Telephone: +1 (212) 739 6724

For general inquiries concerning us please call:
+44 (0)1256 752000

        You should rely only upon the information provided in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus and in any prospectus supplement is accurate as of any date other than that on the front cover of the document.

        NTL has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet site as listed above.

Incorporation of certain documents by reference

        We are incorporating by reference certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings NTL may make with the SEC under Section 13(a), 13(c), 14 of 15(d) of the Exchange Act prior to the termination of this offering.

NTL Holdings Inc. Filings	Period and Date Filed
Annual Report on Form 10-K	Year ended December 31, 2005, as filed on March 1, 2006.
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006, as filed on May 12, 2006.
Current Report on Form 8-K	Filed on January 18, 2006, January 31, 2006, February 28, 2006 (with respect to Item 8.01 thereof only), March 2, 2006 and March 9, 2006.
Telewest Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2005, as filed on February 28, 2006.
Current Reports on Form 8-K	Filed on January 4, 2006, January 25, 2006, February 1, 2006, February 7, 2006 and March 2, 2006.
NTL Filings	Period or Date Filed
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006, as filed on May 10, 2006.
Current Reports on Form 8-K
Filed on March 6, 2006 (as amended on March 7, 2006 and on May 10, 2006), March 13, 2006, March 22, 2006 (as amended on April 20, 2006), April 4, 2006, May 23, 2006, May 25, 2006, June 5, 2006 (as amended on July 5, 2005), June 19, 2006, July 5, 2006 and July 7, 2006.

        To obtain copies of these filings, please see "Where You can Find More Information" above.

Forward-looking statements

        Various statements contained in this prospectus and incorporated by reference herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors include:

  •
  the failure to obtain and retain expected synergies from the merger with Telewest;

  •
  the degree of success achieved in executing, managing and integrating key acquisitions (including Virgin Mobile);

  •
  the ability to manage the costs in connection with the merger;

  •
  the ability to maintain our relationship with BBC Worldwide;

  •
  our acquisition of 100% of the shares of Virgin Mobile and our ability to obtain and retain synergies;

  •
  the ability to control customer churn;

  •
  the ability to compete with a range of other communications and content providers;

  •
  the effect of technological changes on our businesses;

  •
  the functionality or market acceptance of new products that we may introduce;

  •
  the ability to maintain and upgrade our networks in a cost-effective and timely manner;

  •
  the ability to provide attractive programming at a reasonable cost;

  •
  possible losses in revenues due to systems failures;

  •
  the ability to back-up our critical systems;

  •
  the extent to which our future earnings will be sufficient to cover our fixed charges;

  •
  the ability to comply with restrictive covenants in our debt agreements;

  •
  the ability to fund debt service obligations through operating cash flow; and

  •
  currency and interest rate risks.

        These and other factors are discussed in more detail in the Forms 10-K of each of NTL Holdings Inc. (formerly known as NTL Incorporated) and Telewest Global, Inc. for the year ended December 31, 2005. We assume no obligation to update our forward looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

Description of securities we may offer

        We may offer debt securities of NTL Cable PLC. NTL Incorporated will unconditionally guarantee the payment obligations of the debt securities of NTL Cable PLC issued under this prospectus. In addition, the payment obligations of the debt securities of NTL Cable PLC will be guaranteed by NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited and NTL Investment Holdings Limited. The terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

1

Ratio of earnings to fixed charges

        The following table sets forth the historical ratios of our earnings to our fixed charges for the periods indicated:

	Three months ended March 31,		Year ended December 31,
	2006	2005	2005	2004	2003	2002(1)	2001
	Reorganized Company	Reorganized Company	Reorganized Company	Reorganized Company	Reorganized Company	Predecessor Company	Predecessor Company
	(in millions)
Fixed charges:
Interest	£83.8	£70.1	£235.8	£271.0	£459.9	£519.3	£929.6
Interest portion of rental expense	4.1	3.7	14.2	14.9	14.9	28.9	14.9

Fixed charges	£87.9	£73.8	£250.0	£285.9	£474.8	£548.2	£944.5

Earnings:
Loss from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	£(121.5)	£(54.6)	£(221.9)	£(504.4)	£(606.6)	£(1,617.4)	£(7,882.6)
Fixed charges	87.9	73.8	250.0	285.9	474.8	548.2	944.5
Less: capitalized interest	—	—	—	—	(3.4)	(30.8)	(47.0)

	£(33.6)	£19.2	£28.1	£(218.5)	£(135.2)	£(1,100.0)	£(6,985.1)

Ratio of earnings to fixed charges deficiency	£(121.5)	£(54.6)	£(221.9)	£(504.4)	£(610.0)	£(1,648.2)	£(7,929.6)

(1)
In accordance with SOP-97, the Company discontinued accruing interest on certain of its debt. For the year ended December 31, 2002, contractual interest was £948.7 million, which was £429.4 million in excess of reported interest expense.

        The ratio of earnings to fixed charges and combined fixed charges is not meaningful for the periods that result in a deficit.

2

Use of proceeds

        We intend to use the net proceeds from the sales of debt securities as set forth in the applicable prospectus supplement.

Validity of the securities

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for NTL by Fried, Frank, Harris, Shriver & Jacobson (London) LLP, London, England, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

        The consolidated financial statements of NTL Holdings Inc. (formerly NTL Incorporated) appearing in NTL Holdings Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and NTL Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Telewest Global, Inc. (the "Reorganized Company"), as of December 31, 2005 and 2004, and for each of the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the consolidated financial statements of Telewest Communications Plc (the "Predecessor Company"), for July 1, 2004, the six-month period ended June 30, 2004 and the year ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the aforementioned financial statements and financial statement schedule contains an explanatory paragraph that states that as of July 1, 2004, the Predecessor Company and the Reorganized Company completed a financial restructuring and adopted fresh-start reporting pursuant to American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result, the consolidated financial information of the Reorganized Company is presented on a different basis than that for the Predecessor Company and, therefore, is not comparable. The audit report on the aforementioned financial statements and financial statement schedule also contains an explanatory paragraph that states that the Reorganized Company adopted a method of accounting for share-based compensation arrangements that is different than the method of accounting used by the Predecessor Company.

3

Plan of distribution

        We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

        A prospectus supplement relating to a particular offering of securities may include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements; and

  •
  any underwriting discounts and other items constituting underwriters' compensation; any initial public offering price; and any discounts or concessions allowed or reallowed or paid to dealers.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

4

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of the expenses (all of which are estimated) to be incurred by NTL in connection with a distribution of securities registered under this registration statement:*

	Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		500,000
Fees and expenses of qualification under state securities laws (including legal fees)		5,000
Accounting fees and expenses		300,000
Printing fees		200,000
Rating agency fees		758,000
Trustee's fees and expenses		30,000
Miscellaneous		40,000

Total	$	*

*
The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law ("DGCL") allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act of 1933. NTL's bylaws provide that it will indemnify each director and each of the President, the Treasurer and the Secretary against all claims and expenses resulting from the fact that he or she was an officer, director or employee of NTL. In addition, NTL's board of directors may, at its option, indemnify any other employee. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant's reasonable belief, was in or nor opposed to the best interests of the registrant, or (ii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The vote of a majority of the board of directors is necessary for a determination of whether a claimant is eligible for indemnification.

        Section 102(b)(7) of the DGCL allows for a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

        In addition, we provide indemnity agreements to our officers and directors. Under our bylaws and these indemnity agreements, we must indemnify an indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours. We are also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

        NTL has also purchased directors' and officers' liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.    Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings
(1)	Form of Underwriting Agreement.	*
(4)(i)(a)	Form of Indenture.	*
(4)(i)(b)	Form of Debt Securities (included in exhibit (4)(i)(a)).	*
(5)	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities being registered.	*
(12)	Statement re computation of ratios of earnings to fixed charges.	*
(23)(i)(a)	Consent of Ernst & Young LLP.	*
(23)(i)(b)	Consent of KPMG Audit plc.	*
(23)(i)(c)	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP is contained in its opinion filed as Exhibit (5).	*
(24)	Power of Attorney (included on signature page).	*
(25)	Statement of Eligibility of The Bank of New York, as Trustee under the Indenture, on Form T-1.	*

*
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

        (a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL CABLE PLC
By:	/s/ ROBERT MACKENZIE Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Kerrest, Robert Gale and Robert Mackenzie, or any of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT GALE Robert Gale	Director (Principal Accounting Officer)	July 10, 2006
/s/ ROBERT MACKENZIE Robert Mackenzie	Director	July 10, 2006
/s/ STEPHEN A. BURCH Stephen A. Burch	Principal Executive Officer	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Principal Financial Officer	July 10, 2006
/s/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL INCORPORATED
By:	/s/ JACQUES KERREST Name: Jacques Kerrest Title: Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Kerrest, Chief Financial Officer, his true and lawful attorney-in-fact and agent, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEPHEN A. BURCH Stephen A. Burch	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Chief Financial Officer (Principal Financial Officer)	July 10, 2006
/s/ ROBERT C. GALE Robert C. Gale	Vice President—Controller (Principal Accounting Officer)	July 10, 2006
/s/ EDWIN M. BANKS Edwin M. Banks	Director	July 10, 2006
/s/ JEFFREY D. BENJAMIN Jeffrey D. Benjamin	Director	July 10, 2006
/s/ WILLIAM J. CONNORS William J. Connors	Director	July 10, 2006
/s/ SIMON DUFFY Simon Duffy	Director	July 10, 2006

/s/ DAVID ELSTEIN David Elstein	Director	July 10, 2006
/s/ CHARLES GALLAGHER Charles Gallagher	Director	July 10, 2006
/s/ WILLIAM R. HUFF William R. Huff	Director	July 10, 2006
/s/ JAMES F. MOONEY James F. Mooney	Director	July 10, 2006
/s/ ANTHONY (COB) STENHAM Anthony (Cob) Stenham	Director	July 10, 2006
/s/ GEORGE R. ZOFFINGER George R. Zoffinger	Director	July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL:TELEWEST LLC
By:	/s/ JAMES F. MOONEY Name: James F. Mooney Title: President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Mooney and Jacques Kerrest, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES F. MOONEY James F. Mooney	President and Sole Manager (Principal Executive Officer)	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Treasurer (Principal Financial Officer)	July 10, 2006
/s/ ROBERT C. GALE Robert C. Gale	Principal Accounting Officer	July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL HOLDINGS INC.
By:	/s/ JACQUES KERREST Name: Jacques Kerrest Title: Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Mooney and Jacques Kerrest, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES F. MOONEY James F. Mooney	President and Sole Manager (Principal Executive Officer)	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Treasurer (Principal Financial Officer)	July 10, 2006
/s/ ROBERT C. GALE Robert C. Gale	Principal Accounting Officer	July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL (UK) GROUP, INC.
By:	/s/ ROBERT MACKENZIE Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Kerrest, Robert Gale and Robert Mackenzie, or any of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT GALE Robert Gale	Director (Principal Accounting Officer)	July 10, 2006
/s/ ROBERT MACKENZIE Robert Mackenzie	Director	July 10, 2006
/s/ STEPHEN A. BURCH Stephen A. Burch	Principal Executive Officer	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Principal Financial Officer	July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL COMMUNICATIONS LIMITED
By:	/s/ ROBERT MACKENZIE Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Kerrest, Robert Gale and Robert Mackenzie, or any of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT GALE Robert Gale	Director (Principal Accounting Officer)	July 10, 2006
/s/ ROBERT MACKENZIE Robert Mackenzie	Director	July 10, 2006
/s/ STEPHEN A. BURCH Stephen A. Burch	Principal Executive Officer	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Principal Financial Officer	July 10, 2006
/s/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

NTL INVESTMENT HOLDINGS LIMITED
By:	/s/ ROBERT MACKENZIE Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Kerrest, Robert Gale and Robert Mackenzie, or any of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT GALE Robert Gale	Director (Principal Accounting Officer)	July 10, 2006
/s/ ROBERT MACKENZIE Robert Mackenzie	Director	July 10, 2006
/s/ STEPHEN A. BURCH Stephen A. Burch	Principal Executive Officer	July 10, 2006
/s/ JACQUES KERREST Jacques Kerrest	Principal Financial Officer	July 10, 2006
/s/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	July 10, 2006

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TABLE OF ADDITIONAL REGISTRANTS
CALCULATION OF REGISTRATION FEE
Table of Contents
Where you can find more information
Incorporation of certain documents by reference
Forward-looking statements
Description of securities we may offer
Ratio of earnings to fixed charges
Use of proceeds
Validity of the securities
Experts
Plan of distribution
PART II Information Not Required in Prospectus
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
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POWER OF ATTORNEY
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POWER OF ATTORNEY
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POWER OF ATTORNEY